Exhibit 10.1

August 3, 2023

VineBrook Homes Operating Partnership, L.P.

c/o NexPoint Advisors, L.P.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Attention: Brian Mitts

Email: BMitts@nexpointsecurities.com

RE:    Amendment to Side Letter to Contribution Agreement (“Amendment”)

Ladies and Gentlemen:

This Amendment amends that certain Side Letter to Contribution Agreement (the “Side Letter”), dated as of March 9, 2023, by and among each of the signatories hereto (the “Parties”) pursuant to which the Parties agreed upon, among other things, a form of Contribution Agreement (the “Original Contribution Agreement” and, as amended pursuant to this Amendment, the “Contribution Agreement”), by and among the Parties pursuant to which VineBrook Homes Operating Partnership, L.P. (the “Buyer”) will purchase all of the issued and outstanding equity interests of VineBrook Homes, LLC (the “Company”) on the terms set forth therein. Capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Contribution Agreement.

The Parties wish to amend the Side Letter to, among other things, address certain modifications to that certain Consent and Sixth Amendment to Credit Agreement (the “Consent”) by and among the Buyer, certain of the Buyer’s subsidiaries, as Subsidiary Borrowers, KeyBank National Association, a national banking association (in its individual capacity and as administrative agent), and the other Lenders party thereto, providing for, among other things, the consent of the Administrative Agent and the Lenders to the Transaction under that certain Amended and Restated Revolving Credit Agreement, dated as of November 3, 2021, as amended by that certain Increase Agreement, Joinder and First Amendment to Credit Agreement dated as of December 9, 2021, that certain Increase Agreement, Joinder and Second Amendment to Credit Agreement dated as of April 8, 2022, that certain Increase Agreement, Joinder and Third Amendment to Credit Agreement dated as of May 20, 2022, that certain Increase Agreement, Joinder and Fourth Amendment to Credit Agreement dated as of September 13, 2022, that certain Increase Agreement and Fifth Amendment to Credit Agreement dated as of October 25, 2022 (and as further amended by the Consent, the “Amended Credit Agreement”).

Therefore, in consideration of the mutual covenants, agreements and undertakings contained herein and in the Contribution Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned, intending to be legally bound, hereby agrees as follows:

1.	Contribution; Closing Payments.

Section 1 of the Side Letter is hereby amended by deleting Section 1 in its entirety and replacing it with the following:

“As promptly as practicable following the effectiveness of the Consent (and in any event, within three (3) Business Days thereafter), the Parties shall release from escrow their respective signature pages to the Contribution Agreement and the other Transaction Documents and take all other actions reasonably required to effectuate the consummation of the Transaction (the “Effective Closing”). The Buyer hereby represents and warrants and acknowledges and agrees that the Consent was obtained and is effective as of July 31, 2023.”

2.	Termination.

Section 2 of the Side Letter is hereby amended by deleting Section 2 in its entirety and replacing it with the following:

“If the Effective Closing does not take place by August 3, 2023 (the “Outside Date”), then the Contributors may, in their sole discretion, terminate this Side Letter immediately upon delivery of notice of such termination to the other Party or Parties, as applicable, in accordance with the terms of the Contribution Agreement; provided, that the Contributors shall not be entitled to terminate this Side Letter pursuant to this Section 2 if they are then in material breach of any covenants, obligations or agreements set forth in this Side Letter, which breach has prevented the consummation of the Effective Closing on or prior to the Outside Date.”

3.	Amendment to Internalization Consideration.

Notwithstanding anything to the contrary in the Contribution Agreement or the Side Letter, for purposes of the Effective Closing, (i) the “Cash Component” shall be $2,650,000 in lieu of the $5,300,000 amount set forth in the Original Contribution Agreement and (ii) the “OP Units” shall mean 295,206.08 Class C Units in lieu of the 250,929 Class C Units set forth in the Contribution Agreement. The additional 44,277.08 Class C Units created by the modification pursuant to prong (ii) of the forgoing sentence shall be allocated on a pro rata basis among the Contributors and Schedule A to the Contribution Agreement is hereby amended by deleting Schedule A to the Contribution Agreement in its entirety and replacing it with Exhibit A to this Amendment.

4.	Miscellaneous.

a.	Except as expressly amended by this Amendment, all of the terms of the Side Letter shall remain in full force and effect and are hereby ratified and confirmed by the Parties in all respects.

b.	This Amendment may be executed in multiple counterparts which taken together shall constitute one and the same agreement.

c.	The section headings in this Amendment are for convenience of reference only and will not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

d.	This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

e.	In the event of a conflict between this Side Letter, as amended by this Amendment, and the Contribution Agreement, this Side Letter, as amended by this Amendment, shall control.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CONTRIBUTORS:

VINEBROOK MANAGEMENT, LLC, a
Delaware limited liability company

By:	/s/ Ryan McGarry
Name:	Ryan McGarry
Title:	Manager

VINEBROOK DEVELOPMENT
CORPORATION, a Delaware corporation

By:	/s/ Dana W. Sprong
Name:	Dana W. Sprong
Title:	President

VINEBROOK HOMES PROPERTY
MANAGEMENT COMPANY, INC., an
Ohio corporation

By:	/s/ Dana W. Sprong
Name:	Dana W. Sprong
Title:	President

VINEBROOK HOMES REALTY
COMPANY, INC., an Ohio corporation

By:	/s/ Dana W. Sprong
Name:	Dana W. Sprong
Title:	Contributors’ Representative

VINEBROOK HOMES SERVICES
COMPANY, INC., an Ohio corporation

By:	/s/ Dana W. Sprong
Name:	Dana W. Sprong
Title:	Contributors’ Representative

[Signature Page to Amendment to Side Letter]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CONTRIBUTORS:

/s/ Dana W. Sprong
Dana W. Sprong

/s/ Ryan McGarry
Ryan McGarry

/s/ Dan Bathon
Dan Bathon

/s/ Tom Silvia
Tom Silvia

CONTRIBUTORS REPRESENTATIVE:

/s/ Dana W. Sprong
Dana W. Sprong

[Signature Page to Amendment to Side Letter]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

BUYER:

VINEBROOK HOMES OPERATING
PARTNERSHIP, L.P., a Delaware limited
partnership

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Authorized Signatory

[Signature Page to Amendment to Side Letter]

Exhibit A

Allocation Schedule

[Omitted]